Exhibit 99.1
LogMeIn Announces First Quarter 2010 Results
Reports $21.3 million in Revenue, $7.4 million in Operating Cash Flow and
$36.4 million in Deferred Revenue
Woburn, Mass., April 28, 2010 — LogMeIn, Inc. (NASDAQ: LOGM), a leading provider of on-demand, remote-connectivity solutions, today announced its results for the quarter ended March 31, 2010.
For the first quarter, revenue increased 24 percent to $21.3 million from $17.2 million reported in the first quarter of 2009. Net income attributable to common stockholders increased to $2.7 million, or $0.11 per diluted share, from $1.5 million, or $0.09 per diluted share, reported in the first quarter of 2009.
Non-GAAP net income for the first quarter of 2010 increased 35 percent to $3.9 million, or $0.16 per diluted share, based on 24.4 million shares outstanding. This compares to non-GAAP net income for the first quarter of 2009 of $2.9 million, or $0.16 per diluted share, based on 18.0 million shares outstanding. Non-GAAP net income excludes $186,000 in amortization of intangibles and $1.0 million in stock compensation expense for the first quarter of 2010, and $186,000 in amortization of intangibles and $608,000 of stock compensation expense for the first quarter of 2009. A reconciliation of the most comparable GAAP financial measure to the non-GAAP measure used above is included in the attached tables.
Cash flow from operations during the first quarter of 2010 was $7.4 million, or 35 percent of revenue, an increase of 68 percent over the first quarter of 2009. Additionally, the Company reported total deferred revenue of $36.4 million, an increase of $2.3 million over the prior quarter. LogMeIn closed the quarter with cash and cash equivalents and short-term investments of $138.2 million.
“As the world becomes more mobile, we expect that LogMeIn’s position in the support, access and collaboration markets will continue to expand. We believe a strong first quarter provides great evidence of our ability to execute against this opportunity,” commented Michael Simon, President and CEO of LogMeIn, Inc. “Strong cash flow, growth in deferred revenue and solid operating margins complemented the growth of sales in our core access and support product lines.”
“New releases for core products like LogMeIn Pro2 and LogMeIn Ignition played a key role in growing our access business. Our support business continued to perform well with the increased sales of our popular LogMeIn Rescue and LogMeIn Central lines. As a result, we were able to increase the number of new premium customers to approximately 340,000 for the quarter, an increase of more than 40,000 versus the previous quarter.”

“We also continued our strong research and development push, introducing and evolving compelling yet simple products for individuals, small businesses and IT professionals. Our new Ignition for iPad application, introduced in early April, has received rave reviews. And we are encouraged by the feedback we’re receiving on the beta of our collaboration prototype, LogMeIn Express.”
“We believe the first quarter was a strong start to fiscal year 2010, and we are highly optimistic about our market position and the opportunity ahead. As a result, we are raising our outlook for the fiscal year,” concluded Simon.
Business Outlook
Based on information available as of April 28, 2010, LogMeIn is issuing guidance for the second quarter 2010 and fiscal year 2010 as follows:
Second Quarter 2010: The Company expects second quarter revenue to be in the range of $22.4 million to $22.7 million.
Non-GAAP net income is expected to be in the range of $4.0 million to $4.3 million and non-GAAP net income per diluted share to be in the range of $0.16 to $0.17. Non-GAAP net income excludes an estimated $186,000 in amortization of intangibles and $1.3 million in stock compensation expense.
Net income, which includes an estimated $186,000 in amortization of intangibles and $1.3 million in stock compensation expense, is expected to be in the range of $2.5 million to $2.8 million, or $0.10 to $0.11 per share.
Non-GAAP and net income assume an effective tax rate of 5%.
Net income per diluted share calculations for the second quarter of 2010 are based on estimated fully-diluted weighted average shares outstanding of 24.7 million shares.
Fiscal Year 2010: The Company expects fiscal year 2010 revenue to be in the range of $91.0 million to $92.5 million.
Non-GAAP net income is expected to be in the range of $15.8 million to $16.8 million and non-GAAP net income per diluted share to be in the range of $0.64 to $0.68. Non-GAAP net income excludes an estimated $600,000 in amortization of intangibles and $5.2 million in stock compensation expense.
Net income, which includes an estimated $600,000 in amortization of intangibles and $5.2 million in stock compensation expense, is expected to be in the range of $10.0 million to $11.0 million, or $0.40 to $0.44 per share.

Non-GAAP and net income assume an effective tax rate of 5%.
Net income per diluted share calculations for 2010 are based on estimated fully diluted weighted average shares outstanding of 24.8 million shares.
Conference Call Information for Today, Wednesday, April 28, 2010
LogMeIn will host a corresponding conference call and live webcast at 5:00 p.m. Eastern Time today. To access the conference call, dial 877-941-2069 (for the U.S. and Canada) or 480-629-9713 (for international callers). A live webcast will be available on the Investor Relations section of the Company’s corporate website at http://www.LogMeIn.com and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 7:00 p.m. Eastern Time on April 28, 2010 until 11:59 p.m. Eastern Time on May 5, 2010, by dialing 800-406-7325 (for the U.S. and Canada) or 303-590-3030 (for international callers) and entering pass code 4282522#.
Non-GAAP Financial Measures
This press release contains non-GAAP financial measures including non-GAAP operating income, non-GAAP net income, and non-GAAP net income per diluted share. Non-GAAP operating income excludes the amortization of intangibles and stock compensation expense. Non-GAAP net income, and non-GAAP net income per diluted share exclude the amortization of intangibles, stock compensation expense and expenses related to the accretion of redeemable convertible preferred stock. LogMeIn believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to LogMeIn’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.
LogMeIn does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results. LogMeIn urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP measures used in this press release are included in this release.
About LogMeIn, Inc.
LogMeIn (NASDAQ: LOGM) makes it easy to connect and access remote computing devices — desktops, laptops, point-of-sale systems, medical devices, smartphones and more — from any internet-connected computer, including an iPhone™, iPad™ or in-dash computer of the Ford F-150 pick-up truck. Over 28 million registered users have connected more than 90 million devices using LogMeIn for business productivity, personal mobility and IT support. LogMeIn is based in Woburn, Massachusetts, USA, with offices in Australia, Hungary and the Netherlands, and on the web at http://www.LogMeIn.com.
Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the value and effectiveness of the Company’s products, the introduction of product enhancements or additional products, the Company’s growth, expansion and market leadership and the Company’s financial guidance for fiscal year 2010 and the second quarter of 2010. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond LogMeIn’s control. LogMeIn’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, dependence on the remote support and software market, customer adoption of the Company’s solutions, the Company’s ability to attract new customers and retain existing customers, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the Company operates, failure to renew or early termination of the Company’s agreements with Intel Corporation, intellectual property litigation, the Company’s ability to continue to promote and maintain its brand in a cost-effective manner, the Company’s ability to compete effectively, the Company’s ability to develop and introduce new products and add-ons or enhancements to existing products, the Company’s ability to manage growth, the Company’s ability to attract and retain key personnel, the Company’s ability to protect its intellectual property and other proprietary rights, and other risks detailed in LogMeIn’s other publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent LogMeIn’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. LogMeIn undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing LogMeIn’s views as of any date subsequent to the date of this press release.
LogMeIn, LogMeIn Central, LogMeIn Pro2, LogMeIn Hamachi2, LogMeIn Free, LogMeIn Rescue
and LogMeIn Ignition are trademarks or registered trademarks of LogMeIn in the US and other countries. iPhone and iPad are trademarks of Apple, Inc., in the US and other countries around the world.
Contact Information:
Investors
Erica Abrams, Brinlea Johnson, or Matthew Hunt
Blueshirt Group
415-217-5864, 212-551-1453, 415-489-2194
erica@blueshirtgroup.com
brinlea@blueshirtgroup.com
matt@blueshirtgroup.com
Press
Craig VerColen
LogMeIn, Inc.
781-897-0696
Press@LogMeIn.com

LogMeIn, Inc.
Condensed Consolidated Statements of Operations (unaudited)
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2009	2010

Revenue	$17,197	$21,325
Cost of revenue	1,744	2,220

Gross profit	15,453	19,105

Operating expenses
Research and development	3,004	3,554
Sales and marketing	8,446	9,841
General and administrative	1,656	2,803
Amortization of acquired intangibles	82	82

Total operating expenses	13,188	16,280

Income from operations	2,265	2,825

Interest income, net	16	114
Other expense, net	59	64

Income before provision for income taxes	2,222	2,875
Provision for income taxes	89	139

Net income	2,133	2,736

Accretion of redeemable convertible preferred stock	(631)	—

Net income attributable to common stockholders	$1,502	$2,736

Net income attributable to common stockholders per share:
basic	$0.09	$0.12
diluted	$0.09	$0.11
Weighted average shares outstanding:
basic	3,987,430	22,643,963
diluted	3,987,430	24,350,845
Calculation of Non-GAAP Operating Income, Non-GAAP Net Income and Non-GAAP Net Income per share (unaudited)
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2009	2010

GAAP Income from operations	$2,265	$2,825

Add Back:
Amortization of intangibles included in cost of revenue	104	104
Amortization of intangibles included in operating expense	82	82
Stock-based compensation expense	608	1,027

Non-GAAP Operating income	3,059	4,038

Other income (expense), net	(43)	50

Non-GAAP Income before provision for income taxes	3,016	4,088

Provision for income taxes	89	139

Non-GAAP Net income	$2,927	$3,949

Non-GAAP Diluted net income per share:	$0.16	$0.16
Diluted weighted average shares outstanding used in computing per share amounts:	17,992,105	24,350,845
Stock-Based Compensation Expense
(In thousands)

	Three Months Ended March 31,
	2009	2010

Stock-based compensation expense:
Cost of revenue	$14	$32
Research and development	81	136
Sales and marketing	220	236
General and administrative	293	623

Total stock based-compensation	$608	$1,027

LogMeIn, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(In thousands)

	December 31,	March 31,
	2009	2010
ASSETS
Current assets:
Cash and cash equivalents	$100,290	$77,982
Marketable securities	29,956	60,239
Accounts receivable, net	4,150	3,339
Prepaid expenses and other current assets	1,834	1,630

Total current assets	136,230	143,190
Property and equipment, net	4,859	5,124
Restricted cash	373	363
Acquired intangibles, net	751	565
Goodwill	615	615
Other assets	31	59

Total assets	$142,859	$149,916

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,328	$3,256
Accrued liabilities	7,324	6,274
Deferred revenue, current portion	32,191	34,670

Total current liabilities	41,843	44,200
Deferred revenue, net of current portion	1,912	1,699
Other long-term liabilities	595	549

Total liabilities	44,350	46,448

Commitments and contingencies
Stockholders’ equity:
Common stock	224	229
Additional paid-in capital	122,465	124,841
Accumulated deficit	(24,183)	(21,447)
Accumulated other comprehensive income	3	(155)

Total stockholders’ equity	98,509	103,468

Total liabilities and stockholders’ equity	$142,859	$149,916

LogMeIn, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)
(In thousands)

	Three Months Ended March 31,
	2009	2010
Cash flows from operating activities
Net income	$2,133	$2,736
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	719	941
Amortization of premiums on investments	—	34
Provision for bad debts	15	30
Deferred income tax expense	4	4
Stock-based compensation	608	1,027
Gain on disposal of equipment	—	(1)
Changes in assets and liabilities:
Accounts receivable	636	781
Prepaid expenses and other current assets	227	204
Other assets	4	(28)
Accounts payable	(78)	282
Accrued liabilities	(519)	(843)
Deferred revenue	651	2,265
Other long-term liabilities	3	(50)

Net cash provided by operating activities	4,403	7,382

Cash flows from investing activities
Purchases of marketable securities	—	(55,331)
Proceeds from maturity of marketable securities	—	25,000
Purchases of property and equipment	(207)	(365)

Net cash used in investing activities	(207)	(30,696)

Cash flows from financing activities
Payments of issuance costs related to initial public offering of common stock	(2)	—
Payments of issuance costs related to secondary offering of common stock	—	(210)
Proceeds from issuance of common stock upon option exercises	50	1,350

Net cash provided by financing activities	48	1,140

Effect of exchange rate changes on cash and cash equivalents and restricted cash	(78)	(134)

Net increase (decrease) in cash and cash equivalents	4,166	(22,308)
Cash and cash equivalents, beginning of period	22,913	100,290

Cash and cash equivalents, end of period	$27,079	$77,982